UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 3, 2011
EXTERRAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33666	74-3204509

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16666 Northchase Drive,
Houston, Texas		77060

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (281) 836-7000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On August 4, 2011, Exterran Holdings, Inc. (“we”) announced the pending departure of Ernie L. Danner, our President and Chief Executive Officer, to occur on or around October 31, 2011 (but in no event prior to October 10, 2011 or after December 31, 2011) (the “date of departure”). On the date of departure, Mr. Danner will also resign as a member of our board of directors and as President, Chief Executive Officer and Chairman of the Board of Exterran GP LLC, the managing general partner of Exterran Partners, L.P., a publicly-traded limited partnership in which we hold an indirect controlling interest. At any time prior to October 10, 2011, our board of directors may assign Mr. Danner to another position within the company.
          On August 3, 2011, in connection with his pending departure, we entered into a Separation Agreement with Mr. Danner providing, among other things, that (a) Mr. Danner’s employment with us will end on the date of departure, (b) we will pay Mr. Danner a lump sum severance payment of $1,225,000, (c) certain of Mr. Danner’s unvested equity awards will become fully vested as of the date of departure, and (d) Mr. Danner and his family will continue to be covered under our medical benefit plans for the periods specified in the Separation Agreement. In exchange for such severance benefits, Mr. Danner has agreed, among other things, (x) not to disclose or use our confidential information, (y) for a period of two years following the date of departure, not to hire or offer to hire our officers, employees or directors, and (z) for a period of two years following the date of departure, not to engage in any business in which we are engaged as of the date of departure. The foregoing summary is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated in this Item 5.02 by reference.
          Pursuant to clause (c) in the description of the Separation Agreement above, on August 3, 2011, the compensation committee of our board of directors approved amendments to each award agreement pursuant to which Mr. Danner was granted outstanding restricted stock and the 2010 award agreement pursuant to which Mr. Danner was granted performance shares (collectively, the “Exterran Award Agreements”) under the Exterran Holdings, Inc. Amended and Restated 2007 Stock Incentive Plan. The amendments provide that each outstanding performance share and share of restricted stock granted under the Exterran Award Agreements will vest in full upon Mr. Danner’s date of departure.
          On August 3, 2011, the compensation committee of Exterran GP LLC’s board of directors approved amendments to each award agreement pursuant to which Mr. Danner was granted outstanding phantom units with distribution equivalent rights (collectively, the “Partnership Award Agreements”) under the Exterran Partners, L.P. Long-Term Incentive Plan. The amendments provide that each outstanding phantom unit granted under the Partnership Award Agreements will vest in full upon Mr. Danner’s date of departure.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Separation Agreement between Exterran Holdings, Inc. and Ernie L. Danner, dated August 3, 2011.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN HOLDINGS, INC.
August 4, 2011	By:	/s/ J. Michael Anderson
J. Michael Anderson
Senior Vice President, Chief Financial Officer and Chief of Staff

Exhibit Index

10.1	Separation Agreement between Exterran Holdings, Inc. and Ernie L. Danner, dated August 3, 2011.